UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 4, 2006 (May 19, 2006)
American Casino & Entertainment Properties LLC
(Exact name of registrant as specified in its charter)

Delaware	333-118149	20-0573058

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

2000 Las Vegas Boulevard South, Las Vegas, NV		89104

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (702) 383-5242
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits
SIGNATURES

Explanatory Note
On May 25, 2006, American Casino & Entertainment Properties LLC (which may be referred to as the “Company,” “we,” “our,” and “us”) filed a Current Report on Form 8-K under Item 2.01 to report the completion of our acquisition of the Flamingo Laughlin Hotel and Casino, in Laughlin, Nevada from Harrah’s Operating Company, Inc. In response to parts (a) and (b) of Item 9.01 of such Form 8-K, we stated that we would file the required financial information by amendment, as permitted by Item 9.01. This Form 8-K amendment is being filed to provide the financial statements of the Flamingo Laughlin, Inc. and pro forma financial data for the Company.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(a)	Financial statements of businesses acquired.
The following financial statements of Flamingo Laughlin, Inc. are filed on the pages listed below.

Report of Deloitte & Touche LLP, Independent Auditor	F-1
Flamingo Laughlin, Inc. (A wholly owned subsidiary of Harrah’s Entertainment, Inc.) Financial Statements as of December 31, 2005 (Successor) and for the periods from January 1, 2005 to June 13, 2005 (Predecessor) and June 14, 2005 to December 31, 2005 (Successor)

Balance Sheet as of December 31, 2005 (Successor)	F-2
Statements of Operations for the periods from January 1, 2005 to June 13, 2005 (Predecessor) and June 14, 2005 to December 31, 2005 (Successor)	F-3
Statement of Stockholder’s Equity for the periods from January 1, 2005 to June 13, 2005 (Predecessor) and June 14, 2005 to December 31, 2005 (Successor)	F-4
Statements of Cash Flows for the periods from January 1, 2005 to June 13, 2005 (Predecessor) and June 14, 2005 to December 31, 2005 (Successor)	F-5
Notes to Financial Statements	F-6
The following unaudited condensed financial statements as of and for the period ending March 31, 2006 have been prepared by management of the Company from the historical records of Flamingo Laughlin, Inc. and have not been reviewed by any independent auditor.

Condensed Balance Sheet as of March 31, 2006	F-15
Condensed Statement of Income for the three months ended March 31, 2006	F-16
Condensed Statement of Cash Flows for the three months ended March 31, 2006	F-17
Notes to Unaudited Condensed Financial Statements	F-18
(b)	Unaudited pro forma financial information.
The following required unaudited pro forma financial data are filed on the pages listed below.

Unaudited Pro Forma Condensed Combined Financial Statements for American Casino & Entertainment Properties LLC and Subsidiaries	F-20
Pro Forma Condensed Combined Balance Sheets as of March 31, 2006	F-21
Pro Forma Condensed Combined Income Statements for the year ended December 31, 2005	F-22
Pro Forma Condensed Combined Income Statements for the three months ended March 31, 2006	F-23
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-24
[remainder of page intentionally left blank; signature page follows]

2

INDEPENDENT AUDITORS’ REPORT
To Flamingo Laughlin, Inc.:
We have audited the accompanying balance sheet of Flamingo Laughlin, Inc. (a wholly owned subsidiary of Harrah’s Entertainment, Inc.) (the “Company”) as of December 31, 2005 (Successor), and the related statements of operations, stockholder’s equity and of cash flows for the periods from January 1, 2005 to June 13, 2005 (Predecessor) and June 14, 2005 to December 31, 2005 (Successor). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the financial position of Flamingo Laughlin, Inc. as of December 31, 2005 (Successor), and the results of its operations and its cash flows for the periods from January 1, 2005 to June 13, 2005 (Predecessor) and June 14, 2005 to December 31, 2005 (Successor) in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company. Portions of certain expenses represent charges and allocations made from home-office items applicable to Harrah’s Entertainment, Inc. (Successor) or Caesar’s Entertainment, Inc. (Predecessor) as a whole or transactions with other wholly owned subsidiaries of Harrah’s Entertainment, Inc. (Successor) or Caesar’s Entertainment, Inc. (Predecessor), most of which are transacted at amounts that approximate “cost” rather than market rates for similar transactions with companies outside the controlled group.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
March 31, 2006 (August 3, 2006 as to the effects of the purchase accounting adjustments and closing date discussed in Note 1.)

FLAMINGO LAUGH LIN, INC.
(A Wholly Owned Subsidiary of Harrah’s Entertainment, Inc.)
BALANCE SHEET

As of DECEMBER 31, 2005 (SUCCESSOR)
(In thousands, except share amounts)
ASSETS

CURRENT ASSETS:
Cash and equivalents	$219
Accounts receivable—net	1,001
Prepaid expenses and other current assets	2,429
Deferred income taxes	2,662
Assets held for sale	123,395

Total current assets	129,706

DUE FROM AFFILIATED COMPANIES	24,347

DEFERRED INCOME TAXES	19,100

TOTAL	$173,153

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,502
Income taxes payable	20,511
Accrued expenses	4,956
Liabilities related to assets held for sale	5,263

Total current liabilities	34,232

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S EQUITY:
Common stock, $1.00 par value—25,000 shares authorized; 1,000 shares issued and outstanding	1
Additional paid-in capital	136,115
Retained earnings	2,805

Total stockholder’s equity	138,921

TOTAL	$173,153

See notes to financial statements.

FLAMINGO LAUGHLIN, INC.
(A Wholly Owned Subsidiary of Harrah’s Entertainment, Inc.)
STATEMENTS OF OPERATIONS
FOR THE PERIODS FROM JANUARY 1, 2005 TO JUNE 13, 2005 (PREDECESSOR) AND
JUNE 14, 2005 TO DECEMBER 31, 2005 (SUCCESSOR)

	January 1	June 14 to
	to June 13,	December 31,
	2005	2005
	(Predecessor)	(Successor)
	(In thousands)
REVENUES:
Casino	$34,305	$40,036
Rooms	8,877	9,908
Food and beverage	10,209	11,517
Other revenue	3,223	3,463

Gross revenues	56,614	64,924

Less promotional allowances	6,697	7,822

Net revenues	49,917	57,102

EXPENSES:
Casino	17,844	22,264
Rooms	4,051	4,614
Food and beverage	6,637	8,068
Other expense	13,135	16,205
Management fees	1,520	1,736
Depreciation and amortization	1,177	—

Total expenses	44,364	52,887

INCOME BEFORE PROVISION FOR INCOME TAXES	5,553	4,215

PROVISION FOR INCOME TAXES	1,900	1,410

NET INCOME	$3,653	$2,805

See notes to financial statements.

FLAMINGO LAUGHLIN, INC.
(A Wholly Owned Subsidiary of Harrah’s Entertainment, Inc.)
STATEMENT OF STOCKHOLDER’S EQUITY
FOR THE PERIODS FROM JANUARY 1, 2005 TO JUNE 13, 2005 (PREDECESSOR) AND
JUNE 14, 2005 TO DECEMBER 31, 2005 (SUCCESSOR)
(In thousands)

		Additional Paid-	Retained
	Common Stock	In Capital	Earnings	Total
January 1, 2005 (Predecessor)	$1	$26,999	$56,973	$83,973

Net Income	—	—	3,653	3,653

June 13, 2005 (Predecessor)	1	26,999	60,626	87,626

Purchase Accounting Effects	—	109,116	(60,626)	48,490

June 14, 2005 (Successor)	1	136,115	—	136,116

Net Income	—	—	2,805	2,805

December 31, 2005 (Successor)	$1	$136,115	$2,805	$138,921

See notes to financial statements.

FLAMINGO LAUGHLIN, INC.
(A Wholly Owned Subsidiary of Harrah’s Entertainment, Inc.)
STATEMENTS OF CASH FLOWS
FOR THE PERIODS FROM JANUARY 1, 2005 TO JUNE 13, 2005 (PREDECESSOR) AND
JUNE 14, 2005 TO DECEMBER 31, 2005 (SUCCESSOR)

	January 1	June 14 to
	to June 13,	December 31,
	2005	2005
	(Predecessor)	(Successor)
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,653	$2,805
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	(26)	(6)
Depreciation and amortization	1,177	—
Change in operating assets and liabilities:
Accounts receivable	(134)	(298)
Inventories, prepaid expenses, and other current assets	963	(706)
Accounts payable and book overdrafts and accrued expenses	(2,270)	3,683
Other assets	128	(118)
Deferred income taxes	835	1,871
Income taxes payable	1,064	(460)

Net cash provided by operating activities	5,390	6,771

CASH FLOWS USED IN INVESTING ACTIVITIES—Additions to property and equipment	(305)	(1,769)

CASH FLOWS USED IN FINANCING ACTIVITIES—Change in due from affiliated companies	(9,737)	(11,464)

NET DECREASE IN CASH AND EQUIVALENTS	(4,652)	(6,462)

CASH AND EQUIVALENTS—Beginning of period	11,333	6,681

CASH AND EQUIVALENTS—End of period	$6,681	$219

See notes to financial statements.

FLAMINGO LAUGHLIN, INC.
(A Wholly Owned Subsidiary of Harrah’s Entertainment, Inc.)
NOTES TO FINANCIAL STATEMENTS
1.	BASIS OF PRESENTATION AND OPERATIONS
The accompanying financial statements present the accounts of Flamingo Laughlin, Inc. (the “Property”). The Property was a division of Caesars Entertainment, Inc. (“Caesars”), whose ultimate parent became Harrah’s Entertainment, Inc. (“Harrah’s”) on June 13, 2005. The accompanying financial statements have been prepared from the separate records maintained by the Property and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Property had been operated as an unaffiliated business. The accompanying financial statements have been adjusted to reflect the estimated purchase accounting adjustments resulting from Harrah’s acquisition of Caesars pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. The impact of the adjustments was to increase goodwill and equity by $48,490,000. Goodwill is included in assets held for sale (see Note 3). The purchase accounting adjustments were estimated since the property was sold prior to Harrah’s completion of the purchase accounting analysis. Harrah’s estimated the purchase accounting adjustments primarily based on consideration of the sale transaction with AREP Laughlin Corporation (“AREP”).
Harrah’s owned and operated the Property, which is located on 18 acres on the west bank of the Colorado River, south of Las Vegas. This property offers 1,907 guest rooms and suites, approximately 57,000 square feet of gaming space, seven restaurants, a 300-seat showroom, 35,000 square feet of flexible meeting and convention space, including 20,000 square feet of Flamingo Ballroom, a swimming pool, and lighted tennis courts.
On November 28, 2005, Harrah’s entered into an agreement to sell the Property to AREP (see Note 3). Under the terms of the agreement, AREP purchased most of the assets of the Property and assumed certain current liabilities. The transaction closed on May 18, 2006.
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Substantial portions of assets and liabilities are reported as assets held for sale and liabilities related to assets held for sale as of December 31, 2005. See Note 3 for further discussion of accounting and reporting considerations related to assets held for sale and liabilities related to assets held for sale.
Cash and Equivalents—The Property considers all highly liquid investments with maturities of three months or less, at date of purchase, to be cash equivalents. The carrying amount of cash and equivalents approximates its fair value.
Accounts Receivable—Accounts receivable from customers are stated net of an allowance for doubtful accounts as of December 31, 2005. The Property reserves an estimated amount for receivables that may not be collected. Methodologies for estimating the allowance for doubtful accounts range from specific reserves to various percentages applied to aged receivables. Historical collection rates are considered, as are customer relationships, in determining specific reserves.
Concentrations of Credit Risk—Financial instruments that potentially subject the Property to concentration of credit risk consist principally of accounts receivable.

The Property extends credit to certain customers following an evaluation of the creditworthiness of the individual or entity. The Property maintains an allowance for doubtful accounts to reduce the accounts receivable to their estimated collectible amount. As of December 31, 2005, management believes that there are no concentrations of credit risk for which an allowance has not been established and recorded. The collectibility of foreign and domestic accounts receivable could be affected by future economic or other significant events in the United States of America or in the countries in which such foreign customers reside.
Inventories—Inventories consist primarily of food and beverage items and operating supplies and are stated at the lower of cost or market.
Property and Equipment—Property and equipment are stated at cost. Costs of improvements are capitalized, while normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in the statement of operations.
Depreciation is provided on a straight-line basis over the estimated useful life of the assets. Leasehold improvements are amortized over the shorter of the asset life or lease term. The service lives of assets are generally 30 to 40 years for buildings and 3 to 10 years for furniture and equipment.
The Property reviews the carrying value of land, buildings, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. If undiscounted expected future cash flows were less than the carrying value, an impairment loss would be recognized equal to an amount by which the carrying value exceeds the fair value of the asset. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effect of obsolescence, demand, competition, and other economic factors.
Book Overdrafts—Book overdrafts are included on the balance sheet in accounts payable and totaled $1,958,000 as of December 31, 2005.
Self-Insurance—The Property is self-insured for various levels of general liability, workers’ compensation, and nonunion-employee dental and life insurance coverage. Self-insurance reserves are estimated based on the Property’s claims experience. At December 31, 2005, the Property’s reserves for general liability and workers’ compensation are included in due to/from affiliates since the Property began reimbursing Harrah’s in 2005.
Revenue Recognition—Casino revenue is derived primarily from patrons wagering on slot machines, table games, and other gaming activities. Table games generally include Blackjack or Twenty-One, Craps, Baccarat, and Roulette. Other gaming activities include Keno and Race and Sports. Casino revenue is defined as the win from gaming activities, computed as the difference between gaming wins and losses, not the total amounts wagered. Casino revenue is recognized at the end of each gaming day.
Room revenue is derived from rooms and suites rented to guests. Room revenue is recognized at the time the room is provided to the guest.
Food and beverage revenues are derived from food and beverage sales in the food outlets of the hotel, including restaurants, room service, and banquets. Food and beverage revenue is recognized at the time the food and/or beverage is provided to the guest.

Other revenue includes retail sales, entertainment sales, telephone, and other miscellaneous income at the hotel and is recognized when the service is provided to the guests.
The revenue components presented in the statements of operations include the retail value of rooms, food and beverage, and other goods or services provided to customers on a complimentary basis. Complimentary revenues which have been included in the accompanying statements of operations are as follows (in thousands):

	January 1	June 14 to
	to June 13,	December 31,
	2005	2005
	(Predecessor)	(Successor)
Rooms	$2,026	$2,517
Food and beverage	4,078	4,675
Other revenue	593	630

Total complimentary revenues	$6,697	$7,822

The estimated costs of providing these complimentaries are classified in the statements of operations as an expense of the department issuing the complimentary, primarily casino, and are as follows (in thousands):

	January 1	June 14 to
	to June 13,	December 31,
	2005	2005
	(Predecessor)	(Successor)
Rooms	$1,199	$1,564
Food and beverage	3,646	4,529
Other expense	533	639

Total complimentary costs	$5,378	$6,732

Income Taxes—The Property is included in the consolidated federal income tax return of Harrah’s. The Property computes its income tax expense based on its separate stand-alone operating results using the asset and liability method. Taxes calculated as currently owed are payable to Harrah’s and are due upon demand. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are recorded as deemed necessary based upon the uncertainty surrounding the realization of deferred tax assets.
Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Standards—In March 2005, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. (“FIN”) 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143, to address diverse accounting practices with respect to the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing or method of settlement of the obligation are conditional on a future event. FIN 47 was effective no later than December 31, 2005, for calendar-year companies and had no effect on our financial statements.

In May 2005, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 154, Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3, which changes the requirements for the accounting and reporting of a change in accounting principle. SFAS No. 154 applies to all voluntary changes in accounting principle, as well as to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions. This statement requires retrospective application to prior periods’ financial statements of changes in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

Reclassification—The retail value of rooms, food and beverages, and other goods or services provided to customers on a complimentary basis has been reclassified to gross revenue in the accompanying Statement of Operations. The total amount is then shown as a deduction for “Promotional Allowances” to arrive at Net Revenues.

3.	ASSETS AND LIABILITIES HELD FOR SALE

On November 28, 2005, Harrah’s entered into a definitive agreement to sell most of the net assets of the Property and certain related liabilities of the Property to AREP. The assets and liabilities are classified as assets held for sale and liabilities related to assets held for sale, respectively, in the accompanying balance sheet as of December 31, 2005. In accordance with accounting principles generally accepted in the United States of America, the assets held for sale were not depreciated after June 13, 2005, due to Harrah’s designation of the Property as assets held for sale in connection with Harrah’s purchase of Caesars.

Assets and liabilities related to assets held for sale at December 31, 2005, are as follows (in thousands):

Cash and equivalents	$13,183
Accounts receivable	13
Inventories	789
Prepaid expenses and other current assets	64
Property and equipment	60,712
Other assets	144
Goodwill	48,490

Assets held for sale	$123,395

Accounts payable	$12
Accrued expenses	5,183
Other liabilities	68

Liabilities related to assets held for sale	$5,263

4.	ACCOUNTS RECEIVABLE

Accounts receivable as of December 31, 2005, are as follows (in thousands):

Casino	$630
Hotel and other	608

Total	1,238

Less allowance for doubtful amounts	(237)

Total	$1,001

5.	PROPERTY AND EQUIPMENT

All property and equipment as of December 31, 2005, is classified as assets held for sale (see Note 3).

6.	ACCRUED EXPENSES

Accrued expenses as of December 31, 2005, are as follows (in thousands):

Compensation and benefits	$2,285
Gaming and other taxes	872
Loyalty club programs	216
Other	1,583

Total	$4,956

Liabilities related to assets held for sale are not reflected in the amounts shown above (see Note 3).

7.	INCOME TAXES

The Property is included in the consolidated federal income tax return of Harrah’s. Accordingly, the current federal tax liability or benefit resulting from the taxable income or loss generated by the Property is recognized by Harrah’s in its consolidated federal tax return. The income taxes payable balance consists of the Property’s cumulative taxable income from 1999 (the first year in which the Property operated after its tax-free spinoff from Hilton Hotels Corporation (“Hilton”)) through the applicable current year multiplied by the federal statutory rate of 35%.

The income tax provision for the periods from January 1, 2005 to June 13, 2005 (Predecessor) and June 14, 2005 to December 31, 2005 (Successor), are as follows (in thousands):

	January 1	June 14 to
	to June 13,	December 31,
	2005	2005
	(Predecessor)	(Successor)
Current federal expense (benefit)	$1,065	$(461)
Deferred federal expense	835	1,871

Total	$1,900	$1,410

A reconciliation of the Property’s income tax provision as compared to the provision calculated by applying the federal statutory rate to the income before income taxes for the periods from January 1, 2005 to June 13, 2005 (Predecessor) and June 14, 2005 to December 31, 2005 (Successor), are as follows:

	January 1	June 14 to
	to June 13,	December 31,
	2005	2005
	(Predecessor)	(Successor)
Statutory tax rate	35.0%	35.0%
General business credits	(1.1)	(1.5)
Officer’s life insurance	0.3	0.0
Other	0.0	0.2

Effective tax rate	34.2%	33.7%

The income tax effects of temporary differences between financial and income tax reporting that give rise to deferred tax assets and liabilities as of December 31, 2005, are as follows (in thousands):

Deferred tax assets:
Allowance for doubtful accounts	$83
Insurance and other reserves	1,897
Benefit plans	811
Fixed assets	19,100
Other	449

Total deferred tax assets	22,340

Deferred tax liabilities—other	(578)

Net deferred tax assets	$21,762

8.	RELATED-PARTY TRANSACTIONS

The Property has ongoing related-party transactions with Harrah’s and certain other wholly owned subsidiaries of Harrah’s and previously with Caesars Entertainment, Inc., most of which are transacted at amounts which approximate “cost” rather than market rates for similar transactions with companies outside the controlled group. A description of the primary related-party transactions that have been accounted for in the books and records of the Property, is presented below. Company, as used herein, refers to Caesar’s Entertainment, Inc. for the period January 1, 2005 to June 13, 2005 (Predecessor) and Harrah’s for the period June 14, 2005 to December 31, 2005 (Successor).

The Property leases gaming devices from a wholly owned subsidiary of the company. Lease expense for such gaming devices pursuant to these lease agreements totaled approximately $707,000 and $936,000 for the periods January 1, 2005 through June 13, 2005 and June 14, 2005 through December 31, 2005, respectively.

Employees of the Property are eligible to participate in a 401(k) savings plan sponsored by the company (the “Plan”) after meeting certain age and length-of-employment requirements. The company remits all payroll deductions, employer matching, and administrative expenses to the trustee of the Plan. These charges totaled approximately $285,000 and $279,000 for the periods January 1, 2005 through June 13, 2005 and June 14, 2005 through December 31, 2005, respectively.

Certain executive-level employees of the Property are eligible to participate in a deferred compensation plan sponsored by the company. The company remits all payroll deductions, employer matching, and administrative expenses to the trustee of the deferred compensation plan. These charges totaled approximately $35,000 and $16,000 for the periods January 1, 2005 through June 13, 2005 and June 14, 2005 through December 31, 2005, respectively.

Medical benefits for employees of the Property as well certain other employee-related benefits, such as a wellness center, employee assistance program, and health fairs, are provided and funded by the company. Charges for these items totaled approximately $4,275,000 and $5,186,000 for the periods January 1, 2005 through June 13, 2005 and June 14, 2005 through December 31, 2005, respectively.

The Property is included with the company and its other domestic subsidiaries for general liability, workers’ compensation, theft, errors and omissions, and other insurance purposes. Costs for the self-insured general liability and workers’ compensation programs are allocated to the company’s subsidiaries based upon actual claims data and costs for the other coverages are allocated to the company’s subsidiaries based on relative premium by subsidiary. Insurance costs allocated to the Property totaled approximately $426,000 and $434,000 for the periods January 1, 2005 through June 13, 2005 and June 14, 2005 through December 31, 2005, respectively.

The company provides marketing and advertising services for the Property. Included in these costs are the costs of direct marketing efforts to certain patrons. Marketing and advertising costs allocated to the Property totaled approximately $101,523 and $112,580 for the periods January 1, 2005 through June 13, 2005 and June 14, 2005 through December 31, 2005, respectively.

The company and other wholly owned subsidiaries of the company provide various support services for the Property. Included in these services are accounts payable, internal audit, call center, collections, human resources, payroll, public relations, purchasing, centralized information technology, risk management, legal, race and sports book administration, and other administrative functions. Support services costs allocated to the Property totaled approximately $359,000 and $3,067,000 for the periods January 1, 2005 through June 13, 2005 and June 14, 2005 through December 31, 2005, respectively.

The company and other wholly owned subsidiaries of the company provide various support services and products for sale in the Property’s retail outlets. The costs for such products and support services allocated to the Property totaled approximately $612,000 and $684,000 for the periods January 1, 2005 through June 13, 2005 and June 14, 2005 through December 31, 2005, respectively.

The company receives a management fee for services provided to the Property that is based upon certain operating results. The fee charged totaled approximately $1,520,000 and $1,736,000 for the periods January 1, 2005 through June 13, 2005 and June 14, 2005 through December 31, 2005, respectively.

The charges discussed above are offset by cash remittances by the property to Harrah’s. The net amounts due from Harrah’s and certain other wholly owned subsidiaries of Harrah’s as a result of related-party transactions totaled $24,347,000 as of December 31, 2005. Such amounts are noninterest-bearing and due upon demand.

9.	COMMITMENTS AND CONTINGENCIES

Litigation—The Property is involved in various legal proceedings relating to its business. The Property believes that all the actions brought against it are without merit and will continue to vigorously defend against them. While any proceeding or litigation has an element of uncertainty, the Property believes that the final outcome of these matters is not likely to have a material adverse effect upon its results of operations or financial position.
******

The following unaudited condensed financial statements as of and for the period ending March 31, 2006 have been prepared by management of the Company from the historical records of Flamingo Laughlin, Inc. and have not been reviewed by any independent auditor.

FLAMINGO LAUGHLIN, INC.
(A Wholly Owned Subsidiary of Harrah’s Entertainment, Inc.)
UNAUDITED CONDENSED BALANCE SHEET

As of
March 31,2006
(In thousands)
Assets
Current Assets:
Cash and cash equivalents	$11
Accounts receivable, net	622
Deferred income taxes	2,662
Assets held for sale	118,379
Other current assets	2,245

Total Current Assets	123,919

Property and equipment, net	—

Related party receivables	32,868
Deferred tax asset - non-current	19,100

Total Other Assets	51,968

Total Assets	$175,887

Liabilities and Stockholder’s Equity
Current Liabilities:
Accounts payable	$1,949
Accrued expenses	1,615
Income taxes payable	21,954
Liabilities related to assets held for sale	8,768

Total Current Liabilities	34,286

Long-Term Liabilities:
Total Long-Term Liabilities	—

Total Liabilities	34,286

Commitments and Contingencies

Stockholder’s equity
Common stock, $1 par value-25,000 shares authorized; 1,000 shares issued and outstanding	1
Additional paid-in-capital	136,115
Retained earnings	5,485

Total Stockholder’s Equity	141,601

Total Liabilities and Stockholder’s Equity	$175,887

See notes to unaudited condensed financial statements.

FLAMINGO LAUGHLIN, INC.
(A Wholly Owned Subsidiary of Harrah’s Entertainment, Inc.)
UNAUDITED CONDENSED STATEMENT OF INCOME

Three Months Ended
March 31, 2006
(In thousands)
Revenues:
Casino	$19,882
Hotel	4,695
Food and beverage	5,646
Other	1,352

Gross Revenues	31,575
Less promotional allowances	3,759

Net Revenues	27,816

Costs and Expenses:
Casino	6,697
Hotel	2,441
Food and beverage	3,768
Other operating expenses	884
Selling, general and administrative	9,903

Total Costs and Expenses	23,693

Income From Operations	4,123

Other Income (Expense):
Interest income	—
Interest expense	—

Total Other Expense, net	—

Income Before Income Taxes	4,123

Provision for income taxes	1,443

Net Income	$2,680

See notes to unaudited condensed financial statements.

FLAMINGO LAUGHLIN, INC.
(A Wholly Owned Subsidiary of Harrah’s Entertainment, Inc.)
UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

Three Months Ended
March 31, 2006
(In thousands)
Cash Flows From Operating Activities:
Net income	$2,680
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in operating assets and liabilities:
Restricted cash	—
Accounts receivable, net	379
Other assets	184
Accounts payable and accrued expenses	(3,451)

Net Cash Used in Operating Activities	(208)

Cash Flows From Investing Activities:	—

Cash Flows From Financing Activities:
Decrease in assets held for sale	5,016
Increase in liabilities related to assets held for sale	3,505
Increase in related party receivable	(8,521)

Net Cash Used in Financing Activities:	—

Net decrease in cash and cash equivalents	(208)
Cash and cash equivalents – beginning of period	219

Cash and Cash Equivalents – end of period	$11

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for interest	$—

Cash paid during the period for income taxes	$—

See notes to unaudited condensed financial statements.

FLAMINGO LAUGHLIN, INC.
(A Wholly Owned Subsidiary of Harrah’s Entertainment, Inc.)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Note 1. The Company and Basis of Presentation
     The accompanying financial statements present the accounts of Flamingo Laughlin, Inc. (the “Property”). The Property was a division of Caesars Entertainment, Inc. (“Caesars”), whose ultimate parent became Harrah’s Entertainment, Inc. (“Harrah’s”) on June 13, 2005. The accompanying financial statements have been prepared from the separate records maintained by the Property and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Property had been operated as an unaffiliated business. The accompanying financial statements do not reflect any adjustments Harrah’s may have recorded to the basis of the Property’s net assets.
     Harrah’s owns and operates the Property, which is located on 18 acres on the west bank of the Colorado River, south of Las Vegas. This property offers 1,907 guest rooms and suites, approximately 57,000 square feet of gaming space, seven restaurants, a 300-seat showroom, 35,000 square-feet of flexible meeting and convention space, including the 20,000 square-feet of Flamingo Ballroom, a swimming pool, and lighted tennis courts.
     On November 28, 2005, Harrah’s entered into an agreement to sell the Property to AREP Laughlin Corporation (“AREP”). Under the terms of the agreement, AREP will purchase most of the assets of the Property and assume certain liabilities. The transaction was approved by the Nevada Gaming Authorities and closed on May 19, 2006.
Note 2. Related Party Transactions
     The Property has ongoing related party transactions with Harrah’s and certain other wholly owned subsidiaries of Harrah’s, most of which are transacted at amounts which approximate “cost” rather than market rates for similar transactions with companies outside the controlled group. A description of the primary related party transactions that have been accounted for in the books and records of the Property is as follows:
     The Property leases gaming devices from a wholly owned subsidiary of Harrah’s. Lease expense for such gaming devices pursuant to these lease agreements totaled $386,000 for the three months ended March 31, 2006.
     Employees of the Property are eligible to participate in a 401(k) savings plan sponsored by Harrah’s (the “Plan”) after meeting certain age and length-of-employment requirements. Harrah’s remits all payroll deductions, employer matching, and administrative expenses to the trustee of the Plan. These charges totaled approximately $145,000 for the three months ended March 31, 2006.
     Certain executive-level employees of the Property are eligible to participate in a deferred compensation plan sponsored by Harrah’s. Harrah’s remits all payroll deductions, employer matching, and administrative expenses to the trustee of the deferred compensation plan. These charges totaled approximately $12,000 for the three months ended March 31, 2006.
     Medical benefits for employees of the Property as well as certain other employee-related benefits, such as a wellness center, employee assistance program, and health fairs, are provided and funded by Harrah’s. Charges for these items totaled approximately $2,284,000 for the three months ended March 31, 2006.
     The Property is included with Harrah’s and its other domestic subsidiaries for general liability, workers’ compensation, theft, errors and omissions, and other insurance purposes. Costs for the self-insured general liability and workers’ compensation programs are allocated to Harrah’s subsidiaries based upon actual claims data and costs for the other coverages are allocated to Harrah’s subsidiaries based on relative premium by subsidiary. Insurance costs allocated to the Property totaled $237,000 for the three months ended March 31, 2006.

     Harrah’s and other wholly owned subsidiaries of Harrah’s provide various support services for the Property. Included in these services are accounts payable, internal audit, call center, collections, human resources, payroll, public relations, purchasing, centralized information technology, risk management, legal, race and sports book administration, and other administrative functions. Support services costs allocated to the Property totaled approximately $1,020,000 for the three months ended March 31, 2006.
     Harrah’s and other wholly owned subsidiaries of Harrah’s provide various support services and products for sale in the Property’s retail outlets. The costs for such products and support services allocated to the Property totaled $298,000 for the three months ended March 31, 2006.
     The net amounts due from Harrah’s and certain other wholly owned subsidiaries of Harrah’s as a result of related party transactions totaled $32,868,000 as of March 31, 2006. Such amounts are noninterest-bearing and due upon demand.
Note 3. Legal Proceedings
     The property is involved in various legal proceedings relating to its business. The property believes that all the actions brought against it are without merit and will continue to vigorously defend against them. While any proceeding or litigation has an element of uncertainty, the property believes that the final outcome of these matters is not likely to have a material adverse effect upon its results of operations or financial position.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the acquisition on May 19, 2006, by American Casino & Entertainment Properties LLC, or ACEP, of substantially all of the assets and certain liabilities of Flamingo Laughlin, Inc. (A wholly-owned subsidiary of Harrah’s Entertainment, Inc.), or Flamingo, and are derived from our historical financial statements and the historical financial statements of Flamingo. The historical financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial statements.
     For purposes of the unaudited pro forma condensed combined balance sheet, we assumed the acquisition occurred on March 31, 2006. For purposes of the unaudited pro forma condensed combined statements of income, we assumed the acquisition occurred on January 1, 2005. We applied the purchase method of accounting, which requires an allocation of the purchase price to the assets acquired and liabilities assumed, at fair value.
     The unaudited pro forma condensed combined financial statements have been prepared based upon currently available information and assumptions that are deemed appropriate by management. The pro forma information is for informational purposes only and is not intended to be indicative of the actual consolidated financial position or consolidated result that would have been reported had the transactions occurred on the dates indicated, nor does the information represent a forecast of the consolidated financial position at any future date of the combined financial results of ACEP and Flamingo for any future period.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
AS OF MARCH 31, 2006

					American
	American Casino				Casino &
	& Entertainment	Flamingo			Entertainment
	Properties LLC	Laughlin	Pro Forma	(See	Properties LLC
	Historical	Historical	Adjustments	Note 3)	Pro Forma
	(in thousands)
Assets
Current Assets
Cash and cash equivalents	$118,552	$11	$(50,179)	a,b,c,d	$68,384
Cash and cash equivalents – restricted	265	—	—		265
Investments – restricted	2,852	—	—		2,852
Accounts receivable, net	4,146	622	(617)	c,d	4,151
Related party receivables	3,882	—	—		3,882
Deferred income taxes	2,305	2,662	(2,662)	d	2,305
Assets held for sale	—	118,379	(118,379)	d	—
Other current assets	11,136	2,245	788	c,d	14,169

Total current assets	143,138	123,919	(171,049)		96,008

Property and equipment, net	315,644	—	108,336	b,c	423,980

Debt issuance and deferred financing costs, net	6,134	—	271	a	6,405
Related Party Receivables	—	32,868	(32,868)	d	—
Customer list	—	—	3,397	b	3,397
Deferred tax asset – non-current	37,344	19,100	(19,100)	d	37,344

Total Other assets	43,478	51,968	(48,300)		47,146

Total Assets	$502,260	$175,887	$(111,013)		$567,134

Liabilities and Member’s Equity
Current liabilities
Accounts payable	$4,295	$1,949	$(1,949)	d	$4,295
Accrued expenses	22,541	1,615	3,259	c,d	27,415
Accrued payroll and related expenses	9,280	—	—		9,280
Income taxes payable	—	21,954	(21,954)	d	—
Liabilities related to assets held for sale	—	8,768	(8,768)	d	—
Current portion of capital lease obligation	478	—	—		478

Total Current Liabilities	36,594	34,286	(29,412)		41,468

Long term liabilities
Capital lease obligations, less current portion	2,704	—	—		2,704
Long term debt, less current portion	215,000	—	—		215,000
Line of credit	—	—	60,000	a	60,000
Other	6,017	—	—		6,017

Total Long Term Liabilities	223,721	—	60,000		283,721

Total Liabilities	260,315	34,286	30,588		325,189

Member’s equity
Common stock, $1.00 par value; 25,000 shares authorized; 1,000 shares issued and outstanding	—	1	(1)	d	—
Additional paid-in-capital	—	136,115	(136,115)	d	—
Member’s equity	241,945	—	—		241,945
Retained earnings	—	5,485	(5,485)	d	—

Total member’s equity	241,945	141,601	(141,601)		241,945

Total Liabilities and Member’s Equity	$502,260	$175,887	$(111,013)		$567,134

See accompanying notes to unaudited pro forma condensed combined financial statement

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

	American
	Casino &	Flamingo Laughlin Historical				American Casino
	Entertainment	January 1 to	June 14 to			& Entertainment
	Properties LLC	June 13, 2005	December 31, 2005	Pro Forma	(See	Properties LLC
	Historical	(Predecessor)	(Successor)	Adjustments	Note 3)	Pro Forma
	(in thousands)
Revenues:
Casino	$182,939	$34,305	$40,036	$—		$257,280
Hotel	61,861	8,877	9,908	21	f	80,667
Food and beverage	70,060	10,209	11,517	—		91,785
Tower, retail and other income	35,413	3,223	3,463	(21)	f	42,078

Gross Revenues	350,273	56,614	64,924	—		471,811
Less promotional allowances	22,291	6,697	7,822	—		36,810

Net Revenues	327,982	49,917	57,102	—		435,001

Operating Expenses:
Casino	63,216	17,844	22,264	(15,960)	f	87,364
Hotel	26,957	4,051	4,614	424	f	36,046
Food and beverage	51,784	6,637	8,068	—	f	66,489
Tower, retail and other	15,372	13,135	16,205	(26,423)	f	18,289
General and administrative	81,321	—	—	43,687	f,g	125,008
Depreciation and amortization	23,305	1,177	—	3,134	h	27,616
Management fees	—	1,520	1,736	(3,256)	f	—
(Gain) loss on disposal of equipment	(25)	—		—		(25)

Total operating expenses	261,930	44,364	52,887	1,606		360,787

Income from operations	66,052	5,553	4,215	(1,606)		74,214

Other income (expenses):
Interest income	1,617	—	—	—		1,617
Interest expense	(18,846)	—	—	(4,132)	e	(22,978)

Total other expenses, net	(17,229)	—	—	(4,132)		(21,361)

Earnings Before Income Taxes	48,823	5,553	4,215	(5,738)		52,853

Provision (benefit) for income taxes	16,789	1,900	1,410	(1,974)	i	18,125

Net Income	$32,034	$3,653	$2,805	$(3,764)		$34,728

See accompanying notes to unaudited pro forma condensed combined financial statement

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2006

					American
	American Casino				Casino &
	& Entertainment	Flamingo			Entertainment
	Properties LLC	Laughlin	Pro Forma	(See	Properties LLC
	Historical	Historical	Adjustments	Note 3)	Pro Forma
		(in thousands)
Revenues:
Casino	$48,022	$19,882	$—		$67,904
Hotel	17,433	4,695	—		22,128
Food and beverage	18,070	5,646	—		23,716
Tower, retail and other income	8,219	1,352	—		9,571

Gross Revenues	91,744	31,575	—		123,319
Less promotional allowances	5,799	3,759	—		9,558

Net Revenues	85,945	27,816	—		113,761

Operating Expenses:
Casino	16,488	6,697	—		23,185
Hotel	6,843	2,441	—		9,284
Food and beverage	13,201	3,768	—		16,969
Tower, retail and other	3,730	884	—		4,614
Selling, general and administrative	20,786	9,903	(386)	g	30,303
Depreciation and amortization	6,010	—	1,078	h	7,088
Management fees	—	—	—		—
(Gain) loss on disposal of equipment	(2)	—	—		(2)

Total operating expenses	67,056	23,693	692		91,441

Income from operations	18,889	4,123	(692)		22,320

Other income (expenses)
Interest income	850	—	—		850
Interest expense	(4,682)	—	(1,034)	e	(5,716)

Total other income (expenses)	(3,832)	—	(1,034)		(4,866)

Income before income taxes	15,057	4,123	(1,726)		17,454

Provision for income taxes	5,210	1,443	(597)	i	6,056

Net income	$9,847	$2,680	$(1,129)		$11,398

See accompanying notes to unaudited pro forma condensed combined financial statement

AMERICAN ENTERTAINMENT PROPERTIES
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. Basis of presentation
The accompanying unaudited pro forma condensed combined financial statements present the pro forma results of operations and financial position of American Casino & Entertainment Properties LLC, or ACEP, and Flamingo Laughlin, Inc. (a wholly owned subsidiary of Harrah’s Entertainment, Inc.), or Flamingo, on a combined basis based on the historical financial information of each company and after giving effect to the acquisition of Flamingo by ACEP. The acquisition will be recorded using the purchase method of accounting, with ACEP as the acquirer.
For purposes of the unaudited pro forma condensed combined balance sheet, we assumed the acquisition occurred on March 31, 2006. For purposes of the unaudited pro forma condensed combined statements of income, we assumed the acquisition occurred on January 1, 2005.
2. Acquisition of Flamingo
The following table sets forth the amount paid for Flamingo as if the acquisition occurred on March 31, 2006 (in thousands):

Cash	$109,000
Estimated transaction costs	906

$109,906

The following table sets forth the final allocation of the purchase price (in thousands):

Land	$13,000
Building	92,615
Equipment	2,685
Customer List	3,397
Deposits	18
Vacation liability	(1,809)

$109,906

The purchase price allocation is based on an independent appraisal and management estimates and may be adjusted up to one year following the closing of the transaction.
In addition to the purchase price ACEP was required to purchase certain working capital amounts which were paid to Harrahs. These amounts are as follows (in thousands):

Cash	$6,028
Accounts receivable	5
Other current assets	1,121
Equipment	36
Accrued liabilities	(3,065)

$4,125

AMERICAN CASINO & ENTERTAINMENT PROPERTIES
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
3. Pro Forma Adjustments
     The following are brief descriptions of each of the pro forma adjustments included in the unaudited pro forma condensed combined financial statements:
(a)	To reflect the increase to and the draw down of the credit line including additional deferred financing costs.

(b)	To reflect the acquisition and purchase price allocation of Flamingo.

(c)	To reflect the purchase of Flamingo working capital amounts.

(d)	To eliminate the historical balances of Flamingo.

(e)	To reflect pro forma interest expense and amortization of deferred financing costs related to (a) above.

(f)	To reclassify marketing and other expenses to be consistent with the ACEP presentation.

(g)	To eliminate slot lease expense due to purchase of slot machines.

(h)	To reverse existing depreciation expense and record pro forma depreciation and amortization expense.

(i)	To record income tax adjustment
4. Cost Savings and Merger –related Charges
     The unaudited pro forma condensed combined financial statements do not reflect any cost savings of duplicative departments and redundant infrastructure, the benefit of operational efficiencies, or the benefit of revenue enhancements which may be achieved after the Flamingo Laughlin acquisition.
     The unaudited pro forma condensed combined financial statements do not reflect any restructuring or other merger-related charges and liabilities resulting from possible actions taken as a result of the integration of Flamingo Laughlin, such as contract terminations or severance. We have not finalized such plans and any charges related to such actions may be material.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

By:	/s/ Denise Barton
Denise Barton
Senior Vice President, Chief Financial Officer Secretary and Treasurer

Date: August 4, 2006